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                               [ARTHUR ANDERSEN LOGO]



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

International Specialty Holdings Inc.


As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.



/s/ Arthur Andersen LLP


Roseland, New Jersey
May 31, 2002